Golden Oak(R)Family of Funds
                      Financial Administration and Accounting Services Agreement
                                                 Exhibit (h)(iv) under Form N-1A
                                             Exhibit 10 under Item 601/ Reg. S-K

          FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

AGREEMENT dated as of June 1, 2002 by and between Golden Oak(R) Family of Funds (the "Trust") and State Street Bank and Trust Company ("State Street").

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Trust desires to retain State Street as financial administrator (the "Financial Administrator") to furnish certain financial administrative services on behalf of certain portfolios of the Trust (the "Portfolios");

WHEREAS, the Trust desires to retain State Street as accounting agent (the "Accounting Agent") to perform certain accounting and recordkeeping services on behalf of the Portfolios; and

WHEREAS, State Street is willing to perform such services on the terms provided herein.

NOW, THEREFORE, the parties agree as follows:


I.  APPOINTMENT

    A.      Of State Street as the Financial Administrator

The Trust hereby appoints State Street to act as Financial Administrator with respect to the Trust for purposes of providing certain financial administrative services for the period and on the terms set forth in this Agreement. State Street accepts such appointment and agrees to render the financial administrative services stated herein.

The Trust will initially consist of the portfolios identified on Exhibit A hereto (each a "Portfolio" and collectively the "Portfolios"). In the event that the Trust establishes one or more additional Portfolios with respect to which it wishes to retain the Financial Administrator to act as financial administrator hereunder, the Company shall notify the Financial Administrator in writing. Upon such notification, such Portfolio shall become subject to the provisions of this Agreement to the same extent as the existing
Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by the Trust and its Portfolios) may be modified with respect to each additional Portfolio in writing by the Trust and the Financial Administrator at the time of the addition of the Portfolio.

   B.   Of State Street as the Accounting Agent

The Trust hereby appoints State Street to act as Accounting Agent with respect to the Portfolios for purposes of providing certain accounting and recordkeeping services for the period and on the terms set forth in this Agreement. State Street accepts such appointment and agrees to render the accounting and recordkeeping services stated herein. The Trust will initially consist of the Portfolios identified on Exhibit A. In the event that the Trust establishes one or more additional Portfolios with respect to which it wishes to retain the Accounting Agent to act as accounting agent hereunder, the Company shall notify the Accounting Agent in writing. Upon such notification, such Portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by the Trust and its Portfolios) may be modified with respect to each additional Portfolio in writing by the Trust and the Accounting Agent at the time of the addition of the Portfolio.

II. REPRESENTATIONS and WARRANTIES

   A.   By State Street .  State Street represents and warrants that:

1.    It is a Massachusetts  trust company,  duly organized and existing under the laws of The Commonwealth of Massachusetts;

2.    It has the  corporate  power and  authority  to carry on its business in
           The Commonwealth of Massachusetts;

3.    All requisite  corporate  proceedings have been taken to authorize it to enter into and perform this Agreement;

4.    No  legal  or   administrative   proceedings  have  been  instituted  or
           threatened which would impair State Street's ability to perform its duties and obligations under this Agreement; and

5.    Its entrance into this  Agreement  shall not cause a material  breach or be in material conflict with any other agreement or obligation of State Street or any law or regulation applicable to it.

   B.   By the Trust.  The Trust represents and warrants that:

1.    It is a business trust,  duly  organized,  existing and in good standing under the laws ofDelaware.

2.    It  has  the  power  and  authority  under  applicable  laws  and by its
           Agreement and Declaration of Trust to enter into and perform this Agreement;

3.    All requisite  proceedings have been taken to authorize it to enter into and perform this Agreement;

4.    With respect to each  Portfolio,  it is an investment  company  properly registered under the 1940 Act;

5.    A  registration  statement  under the 1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

6.    No  legal  or   administrative   proceedings  have  been  instituted  or
           threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

7.    Its entrance into this Agreement will not cause a material  breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

8.    As of the close of business on the date of this Agreement,  the Trust is authorized to issue shares of capital stock.

III.  DUTIES of STATE STREET

   A. As the Financial Administrator. The Financial Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Trust and the review and comment by the Trust's auditors, administrator and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Financial Administrator:

1.    Oversee  the  determination  and  publication  of the  Trust's net asset value ("NAV") in accordance with the Trust's policy as adopted from time to time by the Board of Trustees of the Trust (the "Board");

2.    Compile and deliver to the Trust, fund performance  statistics including yields and total returns;

3.    Prepare and submit for  approval by officers of the Trust a fund expense budget, review expense calculations and arrange for payment of the Trust's expenses;

4.    Prepare  for review and  approval  by  officers  of the Trust  financial information for the Trust's semi-annual reports, proxy statements and other communications required or otherwise to be sent to shareholders;

5.    Prepare for review by an officer of and legal  counsel for the Trust the
           Trust's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and SEC Rule 24f-2 notices and such other reports, forms or filings as may be mutually agreed upon;
6.    Prepare  reports  relating to the  business  and affairs of the Trust as may be mutually agreed upon and not otherwise prepared by the Trust's investment adviser, custodian, legal counsel or independent accountants;

7.    Make  such  reports  and  recommendations  to the Trust  concerning  the performance of the independent accountants as the Trust may reasonably request;

8.    Make  such  reports  and  recommendations  to the Trust  concerning  the performance and fees of the Trust's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Trust may reasonably request or deems appropriate;

9.    Oversee and review  calculations of fees paid to the Trust's  investment adviser, custodian, fund administrator and Transfer Agent;

10.   Consult  with  the  Trust's  officers,  independent  accountants,  legal counsel, custodian, fund administrator and Transfer Agent in establishing the accounting policies of the Trust;

11.   Respond  to,  or  refer  to the  Trust's  officers  or  Transfer  Agent, shareholder inquiries relating to the Trust;

12.   Prepare  fund income  forecasts  and submit for  approval by officers of the Trust, recommendations for fund income dividend distributions;

13.   Review and provide assistance on shareholder communications;

14.   Provide data and  cooperate  in the  creation of annual and  semi-annual
           N-SAR ;

15.   Review text of "President's  letters" to shareholders and  "Management's
           Discussion of Corporate Performance" (which shall also be subject to review by the Trust's legal counsel); and

16.   Maintain  continuing  awareness of significant  emerging  regulatory and legislative developments which may affect the Trust, and provide related planning assistance where requested or appropriate.

The Financial Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

   B.   As the Accounting Agent.

1. Books of Account. The Accounting Agent shall maintain the books of account of the Trust and shall perform the following duties in the manner prescribed by the Trust's currently effective prospectus, statement of additional information or other governing document, certified copies of which have been supplied to the Accounting Agent (a "Governing Document"):

           a. Value the assets of the Trust using: primarily, market quotations including the use of matrix pricing supplied by the independent pricing services selected by the Accounting Agent in consultation with the Trust's investment adviser (the "Adviser") and approved by the Board or sources selected by the Adviser and reviewed by the Board; secondarily, for securities for which no market price is available, the Valuation Committee of the Board (the "Committee") will determine a fair value in good faith. Consistent with Rule 2a-4 of the 1940 Act, estimates may be used where necessary or appropriate; or thirdly, such other procedures as may be adopted by the Board. The Accounting Agent is not the guarantor of the accuracy of the securities prices received from such pricing agents and the Accounting Agent is not liable to the Trust for errors in valuing a Portfolio's assets or calculating the NAV per share of such Portfolio or class when the calculations are based upon inaccurate prices provided by pricing agents;

b.    Determine the NAV per share of each Portfolio  and/or class, at the time and in the manner from time to time determined by the Board and as set forth in the Prospectus of the Trust;

c.    Calculate the net income of each of the Portfolios, if any;

d.    Calculate  realized  capital  gains or losses of each of the  Portfolios resulting from sale or disposition of assets, if any;

e.    Maintain  the general  ledger and other  accounts,  books and  financial records of the Trust, including for each Portfolio and/or class, as required under Section 31(a) of the 1940 Act and the Rules thereunder in connection with the services provided by State Street;

f.    At the request of the Trust,  prepare various reports or other financial documents in accordance with generally accepted accounting principles as required by federal, state and other applicable laws and regulations; and

g.    Such other similar services as may be reasonably requested by the Trust.

The Trust shall provide timely prior notice to the Accounting Agent of any modification in the manner in which such calculations are to be performed as prescribed in any revision to the Trust's Governing Document. The Accounting Agent shall not be responsible for any revisions to the manner in which such calculations are to be performed unless such revisions are communicated in writing to the Accounting Agent.

        2. Records. The Accounting Agent shall create and maintain all records relating to its activities and obligations under this Agreement in such a manner as will meet the obligations of the Trust under the 1940 Act, specifically Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Accounting Agent be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission. Subject to Section XVI below, the Accounting Agent shall preserve for the period required by law the records required to be maintained thereunder.

IV.   DUTIES of the TRUST

   A. Delivery of Documents. The Trust will promptly deliver to the Financial Administrator copies of each of the following documents and all future amendments and supplements, if any:

1.    The Trust's Agreement and Declaration of Trust;

2.    The  Trust's  currently  effective   registration  statement  under  the
           Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act and the Trust's Prospectus(es) and Statement(s) of Additional Information (the "Prospectus") relating to all Portfolios and all amendments and supplements thereto as in effect from time to time;

3.    Certified  copies of resolutions of the Board  authorizing (a) the Trust to enter into this Agreement and (b) certain individuals on behalf of the Trust and its third-party agents to (i) give instructions to the Financial Administrator pursuant to this Agreement and (ii) sign checks and pay expenses;

4.    The investment  advisory  agreement between the Trust and its investment adviser; and

5.    Such other  certificates,  documents  or  opinions  which the  Financial
           Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

The Trust shall provide, or shall cause its third-party agent to provide, timely notice to the Accounting Agent of all data reasonably required as a condition to the Accounting Agent's performance described in Section III.B hereunder.

State  Street  is  authorized   and  instructed  to  rely  upon  any  and  all
information it receives from the Trust or its third-party agent. State Street shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of the Trust.

If so directed to calculate the Trust's NAV, State Street shall value the Trust's securities and other assets utilizing prices obtained from sources designated by the Trust, or the Trust's duly-authorized agent, on a Price Source Authorization substantially in the form attached hereto as Exhibit B or otherwise designated by means of Proper Instructions (as such term is defined herein) (collectively, the "Authorized Price Sources"). State Street shall not be responsible for any revisions to the methods of calculation adopted by the Trust unless and until such revisions are communicated in writing to the Custodian.

   B. Proper Instructions. The Trust and its third-party agents shall communicate to State Street by means of Proper Instructions. Proper Instructions shall mean (i) a writing signed or initialed by one or more persons as the Board shall have from time to time authorized or (ii) a communication effected directly between the Trust or its third-party agent and State Street by electro-mechanical or electronic devices, provided that the Trust and State Street have approved such procedures. State Street may rely upon any Proper Instruction believed by it to be genuine and to have been properly issued by or on behalf of the Trust. Oral instructions shall be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions. The Trust and its third-party agents shall cause all oral instructions to be confirmed in accordance with clauses (i) or (ii) above, as appropriate. The Trust and its third-party agents shall give timely Proper Instructions to State Street in regard to matters affecting accounting practices and State Street's performance pursuant to this Agreement.

V.    COMPLIANCE WITH GOVERNMENTAL RULES and REGULATIONS; RECORDS

The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

VI.     WARRANTIES

If, prior to the Accounting Agent's calculation of the current NAV, the Trust or its third-party agent notifies the Accounting Agent that any of its accounting services are erroneous in any material respect, the Accounting
Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Accounting Agent may obtain certain data included in the accounting services are solely responsible for the contents of such data and the Trust agrees to make no claim against the Accounting Agent arising out of the contents of such third-party data including, but not limited to, the accuracy thereof. The Accounting Agent makes no warranties with respect to the calculations and data processing it provides pursuant to the terms of this Agreement insofar as the calculations and data processing relate to the qualification of the Trust as a regulated investment company under state or federal securities and tax laws, or any requirements or obligations thereunder.


VII.  FORCE MAJEURE

State Street shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Trust as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, computer viruses, communication disruption or other impossibility of performance that, in each case, could not have been prevented through the exercise of reasonable diligence.

VIII.   INSTRUCTIONS and ADVICE

At any time, State Street may apply to any officer of the Trust for instructions and may consult with its own legal counsel or outside counsel for the Trust or the independent accountants for the Trust at the expense of the Trust, provided that State Street first obtains consent of the Trust which shall not be unreasonably withheld, with respect to any matter arising in connection with the services to be performed by State Street under the terms of this Agreement. In its capacity as the Financial Administrator or as the Accounting Agent under the terms of this Agreement, State Street shall not be liable, and shall be indemnified by the Trust for any action taken or omitted by it in good faith reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. State Street shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this paragraph shall be construed as imposing upon State Street any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

IX.   NOTICES

All notices shall be in writing and deemed given when delivered in person, by facsimile, by overnight delivery through a commercial courier service, or by registered or certified mail, return receipt requested. Notices shall be addressed to each party at its address set forth below, or such other address as the recipient may have specified by earlier notice to the sender:

If to State Street:           LaFayette Corporate Center
                  2 Avenue de LaFayette LCC2S
                  Boston, Massachusetts  02111
                  ATTN:  Thomas A. Ponti
                  Telephone:  (617) 662-3588
                  Facsimile:  (617) 662-3690

If to the Trust:        Golden Oak(R)Family of Funds
                  5800 Corporate Drive
                  Pittsburgh, PA  15237-7010
                  ATTN: Secretary
                  Telephone: (412) 288-1900
                  Facsimile:  (412) 288-8141

X.      CONFIDENTIALITY

State Street agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Trust or its beneficiaries and will not disclose the same to any person except at the request or with the written consent of the Trust.

XI.     LIMITATION of LIABILITY and INDEMNIFICATION

State Street shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under
Section XVI, shall have no responsibility for the actions or activities of any other party, including other service providers. State Street shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely and directly caused by or resulting from the negligence, reckless misconduct, willful malfeasance or lack of good faith of State Street, its officers or employees. STATE STREET SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) IN ANY WAY DUE TO THE TRUST'S USE OF THE SERVICES DESCRIBED HEREIN OR THE PERFORMANCE OF OR FAILURE TO PERFORM STATE STREET'S OBLIGATIONS UNDER THIS AGREEMENT. This disclaimer applies without limitation to claims regardless of the form of action, whether in contract (including negligence), strict liability, or otherwise and regardless of whether such damages are foreseeable.

The Trust shall indemnify and hold State Street harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by State Street resulting from any claim, demand, action or suit in connection with State Street's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trust or its third-party agents, provided that this indemnification shall not apply to actions or omissions of State Street, its officers or employees in cases of its or their own negligence or willful misconduct.

The indemnification contained herein shall survive the termination of this Agreement.

XII.    EXCLUSIVE REMEDY

State Street's total liability resulting from State Street's negligence during any twelve-month period shall be limited to actual or direct damage up to the greater of: (1) a maximum of the aggregate amount of fees earned by State Street under Article XV hereunder during the last twelve months prior to the time the event giving rise to liability occurs or (2) $4 million.

XIII.   SERVICES NOT EXCLUSIVE

The services of State Street to the Trust are not to be deemed exclusive and State Street shall be free to render similar services to others. State Street shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

XIV.    TERM; TERMINATION; AMENDMENT

   A. Term. This Agreement shall become effective on the date first written above and shall remain in full force and effect unless either party terminates this Agreement as provided herein.

    B. Termination. Either party may terminate this Agreement by at least sixty (60) days' prior written notice to the other party.


The termination of this Agreement as to any one Portfolio shall not terminate the Agreement as to all remaining Portfolios and State Street and the Trust, on behalf of the remaining Portfolios, shall continue to fulfill their obligations under this Agreement.

Upon termination of this Agreement, the Trust shall pay to State Street such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

   C. Amendment. This Agreement may be modified or amended from time to time by the mutual agreement of the parties hereto. No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. The term "Agreement", as used herein, includes all schedules and attachments hereto and any future written amendments, modifications, or supplements made in accordance herewith.


XV.   FEES, EXPENSES and EXPENSE REIMBURSEMENT

State Street shall receive from the Trust such compensation for its services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Trust shall reimburse State Street for its out-of-pocket costs incurred in connection with this Agreement including all costs and expenses including reasonable attorney's fees, incurred by State Street to collect any charges due under this Agreement.

The Trust agrees to promptly reimburse State Street for any equipment and supplies specially ordered by or for the Trust through State Street and for any other expenses not contemplated by this Agreement that State Street may incur on the Trust's behalf at the Trust's request or with the Trust's consent.

The Trust will bear all expenses that are incurred in its operation and not specifically assumed by State Street. Expenses to be borne by the Trust include, but are not limited to: Organization expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by State Street under this Agreement); cost of any services contracted for by the Trust directly from parties other than State Street; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of the Trust; costs incidental to the preparation, printing and distribution of the Trust's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Trust's tax returns, Form N-1A or N-2 and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Trust's NAV.

State Street is authorized to and may employ or associate with such person or persons as it may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by State Street and State Street shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

XVI.  ASSIGNMENT; SUCCESSOR AGENT

   A. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, except that either party may assign to a successor all of or a substantial portion of its business, or to a party controlling, controlled by, or under common control with such party.

   B. Successor Agent. This Agreement shall be binding on and shall inure to the benefit of each party and to their successors and permitted assigns. If a successor agent for the Trust shall be appointed by the Trust, State Street shall upon termination deliver to such successor agent at the office of State Street all properties of the Trust held by it hereunder.

In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to State Street on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100,000,000, all properties held by State Street under this Agreement. Thereafter, such bank or trust company shall be the successor of State Street under this Agreement.

XVII. ENTIRE AGREEMENT

This Agreement (including all schedules and attachments hereto) constitutes the entire Agreement between the parties with respect to the subject matter hereof and terminates and supersedes all prior agreements, representations, warranties, commitments, statements, negotiations and undertakings with respect to such services to be performed hereunder whether oral or in writing.

XXIII.      WAIVER

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

XIX.  HEADINGS NOT CONTROLLING

Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

XX.   SURVIVAL

After expiration or termination of this Agreement, all provisions relating to payment shall survive until completion of required payments. In addition to those provisions which specifically provide for survival beyond expiration or termination, all provisions regarding indemnification, warranty, liability and limits thereon shall survive, unless and until the expiration of any time period specified elsewhere in this Agreement with respect to the provision in question.

XXI.  SEVERABILITY

In the event any provision of this Agreement is held illegal, invalid, void or unenforceable, the balance shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

XXII. GOVERNING LAW; JURISDICTION

This Agreement shall be deemed to have been made in the Commonwealth of Massachusetts and shall be governed by and construed under and in accordance with the laws of the Commonwealth of Massachusetts without giving effect to its conflict of laws principles and rules. The parties agree that any dispute arising herefrom shall be subject to the exclusive jurisdiction of courts sitting in the Commonwealth of Massachusetts.

XXIII.      REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

XXIV. REMOTE ACCESS SERVICES ADDENDUM

State Street and the Trust agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

XXV.  MISCELLANEOUS

The Trust's Certificate of Trust is on file with the Secretary of the State of the State of Delaware, and its Agreement and Declaration of Trust is on file with the Trust' registered office and resident agent in Delaware. This Agreement was executed by or on behalf of the Trust and not by any person in their individual capacity. Thus, the obligations of this Agreement are not binding upon any Trustee, officer or shareholder of the Trust but are binding only upon the assets and property of the Trust, or the particular Sub-Trust in question, as the case may be.

                      [Remainder of Page Intentionally Blank]



      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


STATE STREET BANK AND TRUST COMPANY


By:  /s/ James L. Hooley
Name:  Vice President
Title:  Executive Vice President



GOLDEN OAK(R)FAMILY OF FUNDS


By:  /s/ James E. Ostrowski
Name:  James E. Ostrowski
Title:  Vice President


                                  EXHIBIT A

                         GOLDEN OAK(R) FAMILY OF FUNDS


                         Golden Oak(R) Growth Portfolio
                Golden Oak(R) Intermediate-Term Income Portfolio
                  Golden Oak(R) International Equity Portfolio
                 Golden Oak(R) Michigan Tax Free Bond Portfolio
             Golden Oak(R) Prime Obligation Money Market Portfolio
                    Golden Oak(R) Small Cap Value Portfolio
                         Golden Oak(R) Value Portfolio


                                  EXHIBIT B

To:   State Street Bank and Trust Company

From: Golden Oak(R) Family of Funds

Client Name:  Golden Oak(R) Family of Funds

Client Address:   Citizen's Bank
            Federated Investors Tower
            Pittsburgh, PA  15222

Date:  06/01/2002

Re:   PRICE SOURCE AUTHORIZATION

Reference is made to the Portfolio Accounting and Administration Services Agreement dated 06/01/02 between Federated Services Co. (the "Fund") and State Street Bank and Trust Company. Capitalized terms used in this Price Source Authorization or in any attachment or supplement unless otherwise specified. Pursuant to the Portfolio Accounting and Administration Service Agreement, the Fund hereby directs State Street to calculate the net asset value ("NAV") of the Fund or, if applicable, its Portfolios, in accordance with the terms of the Fund's or Portfolio's currently effective Prospectus. State Street will perform the NAV calculation subject to the terms and conditions of the Portfolio Accounting and Administration Services Agreement and this Authorization.

The Fund hereby authorizes State Street to use the pricing sources specified on the attached Authorization Matrix (as amended from time to time) as sources for prices of assets in calculating the net asset value of the Fund. The Fund understands that State Street does not assume responsibility for the accuracy of the quotations provided by the specified pricing sources and that State Street shall have no liability for any incorrect data provided by the pricing sources specified by the Fund, except as may arise from State Street's lack of reasonable care in performing agreed upon tolerance checks as to the data furnished and calculating the net asset value of the Fund in accordance with the data furnished to State Street. The Fund also acknowledges that prices supplied by the Fund or an affiliate may be subject to the approval of the Fund's Board and are not the responsibility of State Street.

The Fund agrees to indemnify and hold State Street harmless from any claim, loss or damage arising as a result of using prices furnished by any specified pricing source.

State Street agrees that written notice of any change in the name of any specified pricing source will be sent to the Fund as such information is available to State Street.

Kindly acknowledge your acceptance of the terms of this letter in the space provided below.

Golden Oak(R) Family of Funds

By:  /s/ James E. Ostrowski
Vice President

The foregoing terms are hereby accepted.

STATE STREET BANK AND TRUST COMPANY

By:  /s/ Leo O'Donnell
Vice President


   AUTHORIZATION MATRIX to be attached to Price Source Authorization dated
                                  06/02/2002

CLIENT:  GOLDEN OAK(R) FAMILY OF FUNDS
Effective Date:  06/01/02

---------------------------------------------------------------------------------------------------------------
Security Type                                     Primary    SecondaryTertiary   Pricing   Pricing   Valuation
                                                  Source     Source    Source     Logic    Default     Point
                                                                                           Logic
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
EQUITIES
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
     U. S. Listed Equities
     (NYSE, AMEX)                                 Bridge     Reuters    IDC       Last      Mean    Market
                                                                                                      Close
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
     U.S. OTC Equities  (Nasdaq)                  Bridge     Reuters    IDC       Last      Mean    Market
                                                                                                      Close
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
     Foreign Equities                             Bridge     Reuters    IDC       Last      Mean    Market
                                                                                                      Close
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
     Listed ADR's                                 Bridge     Reuters    IDC       Last      Mean    Market
                                                                                                      Close
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
FIXED INCOME
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
     Municipal Bonds                             JJ Kenny      IDC   Bloomberg    Mean              Evaluated
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
     US Bonds (Treasuries, MBS,                   Bridge       IDC   Bloomberg    Mean              Evaluated
     ABS, Corporates)
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
     Eurobonds/Foreign Bonds                        IDC      FRI     Bloomberg    Last       Bid
                                                              Corp
--------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
OTHER ASSETS
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
     Options                                      Bridge     Reuters Bloomberg    Last      Mean    Market
                                                                                                      Close
--------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
     Futures                                      Bridge     Reuters Bloomberg    Last      Mean    Settlement
--------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
     Non - Listed ADR's                             IDC                           Last      Mean
--------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
EXCHANGE RATES
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                  Reuters      IDC   Bloomberg  Snapshot            12:00 Noon
---------------------------------------------------------------------------------------------------------------
FORWARD POINTS
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


                  PRICE SOURCE AND METHODOLOGY AUTHORIZATION

     Instructions: For each security type allowed by the Fund Prospectus, please indicate the primary, secondary and tertiary source to be used in calculating Net Asset Value for the Account. NOTE: If Investment Manager is a Pricing Source, please specify explicitly.

State Street performs a Data Quality review process as specified in the Sources Status Pricing Matrix on the NAVigator Pricing System which specifies pricing tolerance thresholds, index and price aging details. The Sources Status Pricing Matrix will be provided for your information and review.

AUTHORIZED BY:             /s/ James E. Ostrowski
                        ACCEPTED: _/S/ Leo O'Donnell
                                    Fimd Officer
                        State Street Vice President



----------------------------------------------------------------------------------------------------------------------
                                                   Explanation of Fields
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Client:             Indicate the name of the Client and the Fund name or if multiple funds, attach a list of fund names.
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Primary Source:     Indicate the primary source for prices for the security type.  If an Investment Manager is a pricing source, please specify explicitly.
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Secondary Source:   Indicate the secondary source for prices for the security type.  If an Investment Manager is a pricing source, please specify explicitly.
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Tertiary Source:    Indicate the tertiary (3rd level) source for prices for the security type.  If an Investment Manager is a pricing source, please specify
                    explicitly.
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Pricing Logic       Indicate the price type to be referenced for the security type:  Ask, Bid, Close, Evaluated, Last, etc.
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Pricing Default LogiIndicate the price type to be referenced for the security type:  Ask, Bid, Close, Evaluated, Last, etc. in the instance where the
                    preferred price type is not available.
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Authorized By:      Provide the signature of the person authorizing the completion of the Price Source Authorization
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Date:               Indicate the date the Price Source Authorization was completed
----------------------------------------------------------------------------------------------------------------------



                     STATE STREET BANK AND TRUST COMPANY
                         Golden Oak(R) Family of Funds
               Accounting and Fund Administration Fee Schedule

FUND ACCOUNTING SERVICES:

      Report portfolio positions. Maintain investment ledgers, provide selected general ledger reports, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily.

FINANCIAL ADMINISTRATION SERVICES:

Reporting/
Audit Coordination:     Semi-annual and annual financial statement
                  preparation, NSAR preparation and filing, drafting of Form 24 notice, audit co-ordination including completion of audit letters, rating and survey agency reporting and daily and periodic client reporting.

Performance:      Total returns (before and after tax) and SEC Yield
                  calculation oversight

Treasury Services:      Expense budgeting and invoice processing,
                  distribution forecasting, NAV oversight

Fees

The fee below is an annual charge, billed and payable monthly, based on average monthly net assets.

Fund Accounting and Fund Administation (Domestic and Global)
Per Fund                            3.5 BP

Pricing:
Quotes charges will be billed at cost as an out-of-pocket expense

Payment

The above fees will be charged monthly against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.

GOLDEN OAK(R) FAMILY OF FUNDS         STATE STREET BANK AND TRUST
                                    COMPANY

BY:  /s/ James E. Ostrowski         BY:  ./s/  Leo O'Donnell
TITLE:  Vice President              TITLE:  Vice President
DATE:  June 1, 2002                 DATE:  June 1, 2002

                       REMOTE ACCESS SERVICES ADDENDUM
                                      TO
          FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT


      ADDENDUM to that certain Financial Administration and Accounting Services Agreement dated as of June 1, 2002 (the "Services Agreement") between The Golden Oak Funds (the "Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").

      State Street has developed and utilizes proprietary accounting and other systems in conjunction with the custodian services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the "Remote Access Services").

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street ("Authorized Designees") with access to In~SightSM as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the Financial Administration and Accounting Services Fee Schedule in effect from time to time between the parties (the "Fee Schedule"). The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance or otherwise create derivative works based upon the System; nor will the Customer or Customer's Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS, EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent or copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days' notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum and the exhibits hereto constitute the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer accepts responsibility for its and its Authorized Designees' compliance with the terms of this Addendum.

                                  EXHIBIT A
                                      to
                      REMOTE ACCESS SERVICES ADDENDUM TO
          FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT


                                  IN~SIGHTSM
                          System Product Description

In~SightSM provides bilateral information delivery, interoperability, and on-line access to State Street. In~SightSM allows users a single point of entry into State Street's diverse systems and applications. Reports and data from systems such as Investment Policy MonitorSM, Multicurrency HorizonSM, Securities Lending, Performance & Analytics, and Electronic Trade Delivery can be accessed through In~SightSM. This Internet-enabled application is designed to run from a Web browser and perform across low-speed data lines or corporate high-speed backbones. In~SightSM also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~SightSM will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street's customers.